EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR FISCAL 2012 FINANCIAL RESULTS

Company Delivers Solid Fourth-Quarter Performance;

On Track For Previously Announced Savings

BOSTON, February 14, 2013 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for the fiscal fourth quarter and year ended December 29, 2012.

Revenue for the fourth quarter of fiscal 2012 was $67.5 million, compared with $75.0 million for the fourth quarter of fiscal 2011, ended December 31, 2011. Non-GAAP revenue for the fourth quarter of fiscal 2012 was $66.0 million, compared with $73.1 million for the fourth quarter of fiscal 2011.

The net loss for the fourth quarter of fiscal 2012 was $53.5 million, or $5.33 per share, which includes a net of tax, non-cash goodwill impairment charge of $57.8 million. This compares with net income for the fourth quarter of fiscal 2011 of $4.4 million, or $0.42 per diluted share.  Non-GAAP net income for the fourth quarter of fiscal 2012 was $4.3 million, or $0.43 per diluted share, compared with $4.3 million, or $0.40 per diluted share, for the fourth quarter of fiscal 2011.

A complete reconciliation between revenue, net income or loss (as applicable) and net income or loss per diluted share (as applicable), on a GAAP and non-GAAP basis, for the fourth quarters of fiscal 2012 and fiscal 2011, and for fiscal years 2012 and 2011, are provided in the financial tables at the end of this release.

Comments on the Fourth Quarter

“CRA’s fourth quarter performance was on track as we delivered sequential revenue growth and experienced steady demand for our services,” said Paul Maleh, CRA’s President and Chief Executive Officer. “We achieved our established target for the fourth quarter of double-digit non-GAAP operating margin, which reached 10%. At the same time, we increased our sequential non-

GAAP profitability in the fourth quarter. We remain on target to realize the previously announced annualized cost of service and SG&A savings from our 2012 restructuring actions.”

“Our results in the fourth quarter were led by solid contributions across our portfolio,” said Maleh.  “Within Litigation, our Antitrust & Competition Economics practice delivered another excellent quarter and benefitted from growth in North America and Europe.  In addition, our Intellectual Property and Labor & Employment practices performed strongly.  In Management Consulting, we experienced improved performance from the slow start to the year.”

“Another important highlight of the quarter was our expense management,” Maleh said.  “As part of our third-quarter restructuring, we implemented comprehensive actions to lower SG&A and our fourth-quarter results demonstrated their effectiveness on our overall performance. In the fourth quarter, our non-GAAP SG&A was significantly reduced as a percentage of revenue to 21.9% from 24.1% in the third quarter and 23.7% in the fourth quarter of 2011.”

“During the fourth quarter, we reported a pre-tax goodwill impairment charge of $71.6 million,” Maleh said.  “The impairment charge does not affect CRA’s liquidity position, cash flow, or our bank line of credit, nor does it have any effect on the operations of the Company.”

Outlook

“After a challenging start to fiscal 2012, we took decisive action to eliminate underperforming assets, refocus our service portfolio, and concentrate resources on core areas,” Maleh said. “As a result, we concluded the year in a stronger position — competitively, operationally, and financially. We have created a solid foundation from which we can profitability grow the business, and we are optimistic about fiscal 2013.”

“Looking ahead, we are encouraged about our prospects for profitable growth, both organically and through strategic hires.  The recently announced returns of Senior Consultants to CRA, Fiona Scott Morton and Carl Shapiro, along with the notable recent addition of a 40-person litigation consulting team including Senior Consultants to CRA, Kevin Murphy, Mark Zmijewski, and Robert Topel, and Vice President, Nicholas Weir, reflect our continued success in attracting influential senior-level consultants and remaining a top destination for leading talent,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its fourth-quarter fiscal and year-end 2012 financial results. To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast. To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155. Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, a goodwill impairment charge, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  For the fourth quarter of fiscal 2012 and full-year fiscal 2012 results, the Company has excluded certain restructuring costs, a goodwill impairment charge, and NeuCo’s results. For the full-year fiscal 2011, the Company has excluded certain restructuring costs and NeuCo’s results. For the fourth quarter of fiscal 2011, the Company has excluded NeuCo’s results.

Statements in this press release concerning the future business, operating results, anticipated, expected or intended impact of restructuring actions and key hires, estimated cost savings, effects of the goodwill impairment charge, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” “prospects,” “target,” “on track” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 29, 2012 COMPARED TO THE QUARTER ENDED DECEMBER 31, 2011

(In thousands, except per share data)

	Quarter Ended December 29, 2012								Quarter Ended December 31, 2011
		GAAP	Adjustments to	Adjustments to	Adjustments to			Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP		% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(Goodwill Impairment) (2)	(NeuCo) (3)	Results		Revenues	Results	Revenues	(NeuCo) (3)	Results	Revenues

Revenues	$67,533	100.0%	$—	$—	$1,546	$65,987		100.0%	$74,973	100.0%	$1,847	$73,126	100.0%
Costs of services	44,271	65.6%	390	—	321	43,560		66.0%	47,521	63.4%	308	47,213	64.6%
Gross profit (loss)	23,262	34.4%	(390)	—	1,225	22,427		34.0%	27,452	36.6%	1,539	25,913	35.4%

Selling, general and administrative expenses	15,217	22.5%	(209)	225	775	14,426		21.9%	18,223	24.3%	916	17,307	23.7%
Depreciation and amortization	1,610	2.4%	207	—	1	1,402		2.1%	1,269	1.7%	10	1,259	1.7%
Goodwill impairment	71,394	105.7%	—	71,394	—	—		0.0%		0.0%		—	0.0%
Income (loss) from operations	(64,959)	-96.2%	(388)	(71,619)	449	6,599		10.0%	7,960	10.6%	613	7,347	10.0%

Interest and other income (expense), net	(28)	0.0%	—	—	(28)	—		0.0%	(63)	-0.1%	(38)	(25)	0.0%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	(64,987)	-96.2%	(388)	(71,619)	421	6,599		10.0%	7,897	10.5%	575	7,322	10.0%
(Provision) benefit for income taxes	11,641	17.2%	99	13,852	(50)	(2,260)		-3.4%	(3,347)	-4.5%	(288)	(3,059)	-4.2%
Net income (loss)	(53,346)	-79.0%	(289)	(57,767)	371	4,339		6.6%	4,550	6.1%	287	4,263	5.8%
Net (income) loss attributable to noncontrolling interest, net of tax	(138)	-0.2%	—	—	(138)	—		0.0%	(101)	-0.1%	(101)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$(53,484)	-79.2%	$(289)	$(57,767)	$233	$4,339		6.6%	$4,449	5.9%	$186	$4,263	5.8%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$(5.33)					$0.43			$0.43			$0.41
Diluted	$(5.33)					$0.43			$0.42			$0.40

Weighted average number of shares outstanding:
Basic	10,027					10,027			10,399			10,399
Diluted	10,027 (4)					10,127	(4)		10,636			10,636

(1)

During the fiscal quarter ended December 29, 2012, the Company incurred pre-tax expenses of $1.0 million and related income tax benefit of $0.3 million principally associated with restructuring actions announced in the third quarter of fiscal 2012, partially offset by $0.6 million of pre-tax credits and related income tax provision of $0.2 million principally associated with adjustments to its leased office space in Chicago, IL and Houston, TX.

(2)

As part of its routine annual impairment test, the Company determined that it needed to write off a portion of its goodwill. The impairment charge does not affect the Company’s liquidity position, cash flow, or bank line of credit, nor does it have any effect on the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

(3)	These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4)

Approximately 100,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fourth quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

CRA INTERNATIONAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2011

(In thousands, except per share data)

	Fiscal Year Ended December 29, 2012							Fiscal Year Ended December 31, 2011
		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Restructuring) (1)	(Goodwill Impairment) (2)	(NeuCo) (3)	Results	Revenues	Results	Revenues	(Restructuring) (1)	(NeuCo) (3)	Results	Revenues

Revenues	$270,390	100.0%	$—	$—	$5,460	$264,930	100.0%	$305,228	100.0%	$—	$6,156	$299,072	100.0%
Costs of services	182,381	67.5%	3,825	—	1,314	177,242	66.9%	199,383	65.3%	—	1,385	197,998	66.2%
Gross profit (loss)	88,009	32.5%	(3,825)	—	4,146	87,688	33.1%	105,845	34.7%	—	4,771	101,074	33.8%

Selling, general and administrative expenses	67,235	24.9%	1,522	225	3,287	62,201	23.5%	71,752	23.5%	1,020	3,882	66,850	22.4%
Depreciation and amortization	7,190	2.7%	1,381	—	4	5,805	2.2%	5,029	1.6%	—	30	4,999	1.7%
Goodwill impairment	71,394	26.4%	—	71,394	—	—	0.0%	—	0.0%	—	—	—	0.0%
Income (loss) from operations	(57,810)	-21.4%	(6,728)	(71,619)	855	19,682	7.4%	29,064	9.5%	(1,020)	859	29,225	9.8%

Interest and other income (expense), net	(213)	-0.1%	—	—	(145)	(68)	0.0%	(981)	-0.3%	—	(162)	(819)	-0.3%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	(58,023)	-21.5%	(6,728)	(71,619)	710	19,614	7.4%	28,083	9.2%	(1,020)	697	28,406	9.5%
(Provision) benefit for income taxes	5,180	1.9%	968	13,852	(148)	(9,492)	-3.6%	(11,138)	-3.6%	379	(254)	(11,263)	-3.8%
Net income (loss)	(52,843)	-19.5%	(5,760)	(57,767)	562	10,122	3.8%	16,945	5.6%	(641)	443	17,143	5.7%
Net (income) loss attributable to noncontrolling interest, net of tax	(147)	-0.1%	—	—	(147)	—	0.0%	(94)	0.0%	—	(94)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$(52,990)	-19.6%	$(5,760)	$(57,767)	$415	$10,122	3.8%	$16,851	5.5%	$(641)	$349	$17,143	5.7%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$(5.21)					$1.00		$1.60				$1.62
Diluted	$(5.21)					$0.98		$1.57				$1.60

Weighted average number of shares outstanding:
Basic	10,167					10,167		10,555				10,555
Diluted	10,167 (4)					10,307 (4)		10,739				10,739

(1)

During the fiscal year ended December 29, 2012, the Company incurred pre-tax expenses of $6.7 million and related income tax benefit of $1.0 million. Of these amounts, $5.4 million of pre-tax expenses and $1.2 million of related income tax benefit were recorded in fiscal 2012 in connection with restructuring actions announced in the third quarter of fiscal 2012. These actions included the elimination and restructuring of selected practice areas, and reducing selling, general and administrative costs. In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations. The Company also incurred pre-tax expenses of $1.3 million and related income tax provision of $0.2 million in connection with the surrender of a portion of the Company’s leased office space in London, England and adjustments related to its leased office space in Chicago, IL and Houston, TX.

During the fiscal year ended December 31, 2011, the Company incurred pre-tax expenses of $1.0 million and related income tax benefit of $0.4 million principally associated with leased office space at its Houston, TX office.

(2)

As part of its routine annual impairment test, the Company determined that it needed to write off a portion of its goodwill. The impairment charge does not affect the Company’s liquidity position, cash flow, or bank line of credit, nor does it have any effect on the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

(3)	These adjustments include activity related to NeuCo in the Company’s GAAP results.

(4)

Approximately 140,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fourth quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 29,	December 31,
	2012	2011

Assets
Cash and cash equivalents and short-term investments	$55,451	$76,082
Accounts receivable and unbilled, net	77,270	84,720
Other current assets	38,956	29,122
Total current assets	171,677	189,924

Property and equipment, net	17,980	21,611
Goodwill and intangible assets, net	72,599	143,126
Other assets	29,754	17,446
Total assets	$292,010	$372,107

Liabilities and shareholders’ equity
Current liabilities	$69,210	$82,273
Long-term liabilities	10,566	21,427
Total liabilities	79,776	103,700

Total shareholders’ equity	212,234	268,407
Total liabilities and shareholders’ equity	$292,010	$372,107